Exhibit 99.A

SCHEDULE 13G
CUSIP No. 69355F102

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of PPD, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2021.

GIC PRIVATE LIMITED

By:	/s/ Celine Loh Sze Ling
Name:	Celine Loh Sze Ling
Title:	Senior Vice President

By:	/s/ Toh Tze Meng
Name:	Toh Tze Meng
Title:	Senior Vice President

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Chan Hoe Yin
Name:	Chan Hoe Yin
Title:	Director

CLOCKTOWER INVESTMENT PTE LTD.

By:	/s/ Bradley Yale
Name:	Bradley Yale
Title:	Authorized Signatory